                                                                    Exhibit 10.4

                          MICROSTRATEGY INCORPORATED

                           STOCK PURCHASE AGREEMENT
                           ------------------------



                   THIS STOCK PURCHASE AGREEMENT ("Agreement"), by and between MICROSTRATEGY INCORPORATED, a Delaware corporation (the "Corporation"), Michael
J. Saylor ("Saylor") of Fairfax County, Virginia and Stephen S. Trundle of Arlington, Virginia ("Purchaser") is being entered into on the 28th day of February, 1995.

                   WHEREAS, Saylor has caused the Corporation to be formed for the purpose of being a full service provider of decision support software, support and service and related activities and any other lawful business as determined by the Board of Directors of the Corporation and of the majority shareholder of the Corporation; and

                   WHEREAS, Purchaser wishes to become a shareholder in the Corporation subject to the terms and conditions of this Agreement;

                   NOW THEREFORE, for the mutual promises, covenants, understandings, representations, warranties and benefits contained herein, the parties hereto agree as follows:

                   1.  Subscription for Shares.
                       -----------------------

                   Purchaser agrees to purchase such number of shares of the authorized common stock of the Corporation ("Shares") (of which there are 1,000 shares authorized and

184 shares issued and outstanding as of the date hereof) at such price ("Purchase Price") as is more particularly described in Exhibit A attached here.

                   2.  Payment for Shares.
                       ------------------

                   (a) Concurrent with the execution of this Stock Purchase Agreement, Purchaser shall pay into the Corporation, as paid in capital and/or surplus, in exchange for the capital stock of the Corporation, the Purchase Price.

                   (b) The Purchase Price shall be paid in four installments as follows: twenty-five percent (25%) of the Purchase Price shall be payable upon the receipt of the Shares (the "Down Payment"). The remaining seventy-five percent (75%) of the Purchase Price shall be payable in three equal installments (the "Succeeding Installment(s)") without interest as follows:

                   Due December 31, 1995          25%
                   Due December 31, 1996          25%
                   Due December 31, 1997          25%

                   Provided, however, that if the Purchaser's Shares are subject to redemption pursuant to Paragraph 2 of a Shareholders' Buy/Sell Agreement by and among Michael J. Saylor, the Shareholder and MicroStrategy Incorporated dated as of the date hereof, the amount of any unpaid Succeeding Installments shall be reduced and offset against the Redemption Price (as defined in the aforementioned Shareholders' Buy/Sell Agreement) and such Redemption Price shall be reduced accordingly.

                   (c) Upon the payment by the Purchaser of the down Payment, twenty-five per cent (25%) of the Shares purchased shall be deemed to be "Vested Shares" for the purpose of this agreement and the Shareholders' Buy/Sell Agreement described in paragraph 3 hereof. Upon the payment of each Succeeding Installment, an additional twenty-five percent (25%) of the Shares purchased shall be deemed to be "Vested Shares".

                   (c) Should Purchaser fail to pay any of the Succeeding Installments in a timely fashion ("Default") so long as he remains an employee of the Corporation, then and in that case he shall forfeit and return to the Corporation all of the Shares purchased whether they be Vested Shares or otherwise whereupon Purchaser shall have no further liability to the Corporation except as provided in Paragraph 5 herein. Should the Purchaser in case of a Default fail to return his Shares to the Corporation, the Corporation shall take such action as is appropriate and necessary to void any and all outstanding Shares owned by Purchaser. In the case of a Default, the indemnification as described in paragraph 5 of this Agreement shall continue.

                   3.  Shareholders' Buy/Sell Agreement. The Parties to this
                       --------------------------------
agreement agree to execute and be bound by a Shareholders' Buy/Sell Agreement in the form substantially similar to that attached hereto as Exhibit B.

                   4.  Representations of Parties.
                       --------------------------

                   (a) Purchaser represents and warrants as follows:

                       (i) That he has received and carefully read this Agreement including all of its attachments.

                       (ii) That he is purchasing Shares of the Corporation without being furnished any offering literature or prospectus other than this Agreement.
                       (iii) That he recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state and, therefore, cannot be resold unless they are registered under the Act and applicable state securities laws or unless an exemption from registration is available. Purchaser recognizes that he has no rights to require such registration. He also recognizes that no public agency has passed upon the accuracy or adequacy of the information contained in this Agreement or the fairness of the terms of the subscription.

                       (iv) That he is acquiring Shares for his own account for a long term investment and not with a view toward resale, fractionalization, division, or distribution thereof. The parties do not presently have any reason to anticipate any change in the Purchaser's circumstances, financial or otherwise, or any particular occasion or event which would necessitate or require the sale or distribution of the Purchaser's Shares. No one other than the parties hereto have any beneficial interest in the Purchaser's Shares.

                       (v) That he recognizes the transfer of his Shares is subject to a Shareholders' Buy/Sell Agreement which agreement severely restricts his ability to sell or otherwise dispose of the Shares, and among other provisions, provides further, under certain circumstances, for the mandatory sale of his Shares to the Corporation and/or Saylor.

                       (vi) That he recognizes that the Corporation is in the development stage, has a limited history of operations or earnings, is a speculative venture, and the total amount of funds tendered to purchase his Shares, including any debt of the Corporation guaranteed by him, is placed at the risk of the business and may be completely lost.

                       (vii) That he has been provided with access to all information requested in addition to the Agreement for evaluating his purchase of the Shares, none of which was contrary to the information contained in this Agreement.
                       (viii) That he has been presented with and has acted upon the opportunity to ask questions and receive answers from the officers of the Corporation as to the terms and conditions of the purchase of his Shares, to consult with legal counsel and to obtain any additional information necessary to verify the accuracy of the information made available to him.

                       (ix) That he recognizes he is a minority Shareholder in the Corporation and that, as such, pursuant to the General Corporation Law of the State of Delaware ("GCL") his rights to control, operate, and manage the Corporation are limited, and that as the majority Shareholder, Saylor, by virtue of his ability to elect directors as provided by the GCL, by virtue of his ability to cause the Corporation to issue additional shares pursuant to the GCL, and by virtue of his ability to vote his Shares pursuant to the GCL, has substantial control over the operations, management and activities of the Corporation.

                   (b) The Corporation represents and warrants as follows:

                       (i) That it is a Corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority, and has taken all requisite corporate action, to authorize the execution and delivery of this Agreement and the Shareholders' Buy/Sell Agreement and perform its obligations thereunder.

                       (ii) That the execution, delivery, and performance under this Agreement and the Shareholders' Buy/Sell Agreement will not violate, contravene, be inconsistent with, or cause a default under the Corporation's Certificate of Incorporation, the Corporation's bylaws, or any other certificate, instrument or agreement to which the Corporation is a party or by which it is bound or which relates to the Shares.

                       (iii) That upon full payment therefore by Purchaser, the Shares that are issued to Purchaser will be duly authorized and validly issued and will be fully paid and nonassessable. The Purchaser's Shares will not be subject to any lien, restriction, limitation, or other encumbrances except as provided by this Agreement and the Shareholders' Buy/Sell Agreement.

                   5.  Indemnification. Purchaser agrees to indemnify and hold
                       ---------------
harmless the Corporation and its affiliates, and Saylor from any and all damages, losses, costs and expenses (including reasonable attorney's fees) any of which may be incurred by reason of any inaccuracy or breach of the representations and warranties made by him in this Agreement, or in any document provided by him to the Corporation or to its affiliates making express reference to this Agreement.

                   6.  Applicable Law. This Agreement shall be deemed to have
                       --------------
been made in the State of Delaware, shall become valid when executed by the parties, and shall be governed and construed in accordance with the laws of such State, which laws shall prevail in the event of any conflict of laws.

                   7.  Severability. If for any reason any portion of this
                       ------------
Agreement is held to be invalid, contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal of competent jurisdiction in a proceeding to which the Corporation, Saylor and Purchaser are a party, that ruling shall not impair the operation of, or having any effect upon, such other portions of this Agreement as may remain otherwise enforceable, which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not be a part of the Agreement when the time for appeal expires, or upon the receipt, by either party, of notice of non-enforcement thereof.

                   8.  Binding Effect. This Agreement is binding upon the
                       --------------
parties hereto and their respective executors, administrators, heirs, assigns and successors in interest.

                   9.  Construction. The preambles are a part of this Agreement
                       ------------
and are expressly incorporated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year aforesaid.


ATTEST                                MICROSTRATEGY INCORPORATED


/s/ Michael J. Saylor                 By: /s/ Michael J. Saylor      (Seal)
--------------------------               ----------------------------
Secretary                             President



WITNESS:                              Purchaser

[SIGNATURE APPEARS HERE]              [SIGNATURE APPEARS HERE]       (Seal)
--------------------------            -------------------------------



WITNESS:

[SIGNATURE APPEARS HERE]              /s/ Michael J. Saylor
--------------------------            -------------------------------
                                      Michael J. Saylor

                                   EXHIBIT A
                                   ---------

                            SUBSCRIPTION OF SHARES
                                      OF
                          MICROSTRATEGY INCORPORATED


                                                                     Total
                                               Price                 Purchaser
Name                       Shares              Per Share             Price
----                       ------              ---------             -----

Stephen S. Trundle         1.843367            $17,136.85            $31,589.50

                                   EXHIBIT B
                                   ---------

                          MICROSTRATEGY INCORPORATED
                        SHAREHOLDERS BUY/SELL AGREEMENT
                        -------------------------------

                   THIS AGREEMENT, made this 28th day of February, 1995, by and among Michael J. Saylor, ("Saylor"), and Stephen S. Trundle ("Shareholder"), and MICROSTRATEGY INCORPORATED, a Delaware corporation, ("Corporation").



                                  WITNESSETH:
                                  ----------

                   WHEREAS, the Shareholder is the owner of certain Shares of the authorized common stock of Corporation ("Shares"); and

                   WHEREAS, Saylor is the majority shareholder of the Corporation; and

                   WHEREAS, the parties to this agreement believe that it is in their mutual best interests to provide continuity in the management and policies of the Corporation, and therefore the purpose of this agreement is to impose certain restrictions and obligations with respect to the disposition of the Shares owned by the Shareholder and to provide for the purchase by the Corporation of the Shareholder's Shares under certain circumstances;

                   NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, mutually covenant and agree as follows:

                   1.       RIGHT OF FIRST PURCHASE:

                   The Shareholder agrees that he will not sell, give, encumber, pledge or otherwise transfer, assign, or dispose of either voluntarily or involuntarily, or by operation of law (collectively a "Transfer"), all or any part of the Shares which he now owns or may hereafter acquire (except as otherwise permitted or required herein) without the consent of the Corporation.

                   2.       TERMINATION OF EMPLOYMENT; DEATH:

                            (a)     Mandatory Sale:

                   If any Shareholder's employment with the Corporation terminates or is terminated for any reason including death, such Shareholder or the Shareholder's estate, as the case may be, shall, within ninety (90) days thereof, offer for sale to the Corporation all of the Shares owned by him at that time at a redemption price ("Redemption Price") determined and paid in accordance with the terms contained herein, and the Corporation shall purchase the aforesaid Shares in accordance herewith.

                            (b)     Redemption Price:

                   The Redemption Price for any Vested Shares (as defined in the Stock Purchase Agreement among the parties dated as of the date hereof) shall be calculated as follows:

                   The gross revenues of the Corporation for the preceding fiscal year as reported on line 1(c) of IRS Form 1120S (or its successor) times
 .75 divided by the total Shares outstanding times the number of Vested Shares being sold to the Corporation.

                   The Redemption Price for all other Shares shall be the Purchase Price (as defined in a Stock Purchase Agreement) reduced by any unpaid Succeeding Installments (as defined in the Stock Purchase Agreement) as of the date of the said termination.

                   The total Redemption Price for all Vested Shares and all other Shares shall be paid in four equal installments as follows: Twenty-five percent (25%) within thirty (30) days of the date on which the Shares are offered for sale pursuant to paragraph (a) above, and the remaining seventy-five percent (75%) in three equal installments ("Installment Payment(s)"). The first Installment Payment is due and payable one year from the date of termination or death, as the case may be; the second Installment Payment is due and payable two years from the date of termination or death, as the case may be; and the third and final Installment Payment is due and payable three years from the date of termination or death, as the case may be. There shall be no interest affixed to any unpaid Installment Payment unless such installment is late, in which case interest on the unpaid amount shall accrue at the rate of 12% per annum from the date on which such installment was due until paid in full.

                   3.       ANTIDILUTION PROVISIONS:

                   Saylor and the Corporation both agree that should at any time the Corporation issue or cause to be issued additional Shares of its capital stock, including options, warrants, or any other stock equivalents or derivatives ("Additional Shares"), to or for the benefit of Saylor, or any of his relatives, or to be held in trust for Saylor or any of his relatives, then and in that case, the Corporation shall notify Shareholder of the proposed issuance of Additional Shares, and Shareholder shall, at that time, have the opportunity and right to purchase such number of Shares or share equivalents or derivatives ("Additional Shareholder Shares") as are necessary to maintain Shareholder's ownership in the Corporation in the same relative proportion to Saylor's ownership (i.e. the fraction determined by dividing Shareholder's Shares by Saylor's Shares shall be constant under such circumstances). In determining the number of Shares owned by Saylor in calculating the anti-dilution provisions of this paragraph, all Shares issued for his benefit or to his relatives, including Shares held by trusts for the benefit of Saylor or his relatives, shall be included. The purchase price for such Additional Shareholder Shares to be purchased by Shareholder shall be the same purchase price and, paid upon the same terms and conditions, as the Corporation is offering and accepting from Saylor for such Additional Shareholder Shares. If Saylor shall receive such Additional Shareholder Shares for services, or if for any reason Saylor is not required to tender any cash or other tangible consideration for his Shares, Shareholder shall, in consideration for his agreement to sell his Shares to the Corporation pursuant to the Agreement, be entitled to receive from the Corporation, at no additional cash cost to him, the requisite number of Shares to maintain his percentage ownership of the Corporation constant. A Waiver by Shareholder of his right to purchase Additional Shareholder Shares at any given time shall not be construed as a waiver of Shareholder's rights to purchase Additional Shareholder Shares in the future.

                   4.       DISTRIBUTIONS:

                   The Corporation and Saylor agree to cause the Corporation to distribute annually or pay or cause to be distributed or paid to Shareholder, for as long as Shareholder may own stock in the Corporation, such amounts of cash as are necessary to approximate his additional tax liability attributable to his share of the reportable, taxable earnings of the Corporation as a result of its sub-chapter S tax status. The Corporation agrees to make such distributions or payments prior to the time that Shareholder is required to make tax payment relating to the Corporation's earnings.

                   5.       PUBLIC OFFERING:

                   In the event the Corporation shall have a public offering of its Shares, Shareholder shall have no fewer or less beneficial rights with regard to registration of his Shares, sale of his Shares, or any other rights, than does any other shareholder of the Corporation. Upon the occurrence of a public offering, all restrictions or limitations with respect to Shareholder's right to Transfer his Shares as contained in this Shareholders, Buy/Sell Agreement shall be null and void.

                   6.       SUB-CHAPTER S ELECTION:

                            (a)     Transfers:

                   Prior to making any Transfer of the Shares under this agreement, the transferring Shareholder shall obtain from the Corporation a written certification that neither such Transfer nor any transaction contemplated with respect to such Transfer (including, without limitation, the foreclosure of any lien or encumbrance or, in case of a Transfer in trust, the termination of such trust or the taking of any action by any beneficiary of such trust) will or may result in the termination of the Corporation's Sub-Chapter S Election should such election be then in effect ("S Election"). The Corporation may require, as a condition to any such certification to be provided by the Corporation under this agreement, a legal opinion of counsel of its choice as to the matters to be contained in such certification, satisfactory in form and substance to the Corporation, and arrangements satisfactory to the Corporation to ensure that any transferee shall take any actions necessary to maintain the Corporation's S Election (including, without limitation, with respect to any Transfer in trust, the timely filing of an election to treat such trust as a qualified sub-chapter S trust ("QSST") under Section 1361(d) of the Internal Revenue Code, if applicable). Should it be necessary for the Corporation to obtain legal opinion concerning the impact of a Shareholder's actions on the Corporation's S Election status, the Corporation will conclude its legal analysis within thirty (30) days after receiving the request from the Shareholder.

                            (b)     Consent:

                   No Shareholder shall take any action which would result in the termination of the Corporation's S Election without the prior written consent of the holder(s) of a majority of the Shares.

                            (c)     Waiver:

                   If any Shareholder makes any Transfer or takes any other action that causes termination of the Corporation's S Election, the Board of Directors may direct the appropriate officers of the Corporation to attempt to obtain a waiver from the Internal Revenue Service of the terminating event on grounds of inadvertency or to commence the appropriate procedure to obtain approval from the Internal Revenue Service to file a new election to be treated as an S corporation before the 5-year waiting period after termination of an S Election has expired.

                            (d)     Termination of Sub-Chapter S Election:

                   Nothing in this agreement shall be construed to prevent the Corporation or the holder(s) of a majority of the Corporation's Shares from terminating the Corporation's S Election, if the Corporation's board of directors and such holder(s) determine that such termination is desirable.

                   7.       ENDORSEMENT ON STOCK CERTIFICATES:

                   Upon the execution of this agreement, the certificates of stock subject hereto shall be surrendered to the Corporation and endorsed as follows:

                            This certificate is transferable only upon
                   compliance with the provisions of an agreement dated _________, 19__, among Michael J. Saylor, Stephen S. Trundle and MicroStrategy Incorporated, a copy of which together with all amendments thereto is on file in the office of the Secretary of the Corporation.

                   After endorsement the certificate shall be returned to the Shareholder who shall, subject to the terms of this agreement, be entitled to exercise all rights of ownership of the Shares owned by him.

                   All Shares hereafter issued to the Shareholder shall be subject to all of its terms and conditions, and bear the same or similar endorsement.

                   8.       TERMINATION OF AGREEMENT:

                            This agreement shall terminate upon the occurrence
of any of the following events:

                            (i)      Dissolution of the Corporation.

                            (ii) The voluntary agreement of all parties who are then bound by the terms hereof.

                   Upon the termination of this agreement, each Shareholder shall surrender to the Corporation the certificate for his stock and the Corporation shall issue to him in lieu thereof new certificates for an equal number of Shares without the endorsement set forth in paragraph 7.

                   9.       TRANSFER OF SHARES IN VIOLATION OF THE AGREEMENT


                   Any Transfer of Shares or attempted Transfer of Shares in violation of this agreement shall be deemed null and void, and, at the election of the Corporation or any Shareholder, be deemed to be an offer to sell the transferror's Shares according to the provisions and procedures of paragraph 2 of this agreement.

                   10.      ENFORCEMENT:

                   Since the parties will suffer irreparable harm and damage in the event this agreement is not exactly carried out, it is stipulated:

                            (i) If any dispute arises concerning the Transfer of
Shares, an injunction may be issued restraining any Transfer pending determination of the dispute; and

                            (ii) If any dispute arises concerning the right or
duty to buy or sell, then the right or duty shall be enforceable in a court of equity by a decree of specific performance after the determination of the dispute.

                   These remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedy which the parties may have.

                   11.      BINDING UPON:

                   This agreement shall be for the benefit of and binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and the parties hereto do covenant and agree that they, themselves, and their heirs, executors, administrators, successors and assigns, will execute any and all instruments, releases, assignments and consents that may be required of them in accordance with the provisions of this agreement.

                   12.      MISCELLANEOUS:

                            (a)     Communications:

                   All offers, acceptances, notifications and other communications contemplated by this agreement shall be sent by Registered Mail, return receipt requested, to the appropriate party at the then current address contained in the files of the Corporation, and shall be effective upon delivery or upon refusal.

                            (b)     Endorsement of Shares:

                   Any Shareholder who either desires or is required to sell his Shares pursuant to this agreement shall duly endorse and deliver all of the Shares upon receipt of any initial payment.

                   13.      CONSTRUCTION:

                   This agreement shall be construed under the laws of the State of Delaware.

                   14.      PRIOR AGREEMENT:

                   To the extent that any prior agreements, commitments or understandings, whether oral or in writing may have existed covering the same or similar subject matter, the said prior agreements, commitments or understandings are hereby terminated and declared null and void, and this agreement is the entire agreement between the parties with respect to the same or similar subject matter.

                   IN WITNESS WHEREOF, the parties, for themselves, their heirs, executors, administrators, successors and assigns, have hereunto set their hands and seals the day and date first above written.



WITNESS:

[SIGNATURE ILLEGIBLE]
---------------------                   [SIGNATURE ILLEGIBLE]
[SIGNATURE ILLEGIBLE]                   ---------------------
---------------------                   Shareholder

                                        /s/ Michael J. Saylor
                                        ---------------------
                                        Michael J. Saylor



                                        MICROSTRATEGY INCORPORATED

                                        By:
                                           -----------------------
ATTEST



By:/s/ Michael J. Saylor
   ----------------------
       Secretary



[CORPORATE SEAL]